SECRETARY OF STATE

STATE OF NEVADA

# CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **TROPHY HUNTING UNLIMITED, INC.**, did on June 26, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 27, 2006.

Dean Heller

DEAN HELLER
Secretary of State

By Teri Gray
Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0479832006-6
Document Number
20060403967-67

Date Filed:
6/26/2006 10:15:39 AM
In the office of

Dean Heller
Secretary of State

# Articles of Incorporation
(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

| | |
|---|---|
| 1. Name of Corporation: | TROPHY HUNTING UNLIMITED, INC. |
| 2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served) | Name: National Registered Agents, Inc. of NV<br>Street Address: 1000 East William St., Suite 204 · City: Carson City · Nevada · Zip Code: 89701<br>Optional Mailing Address: · City: · State: · Zip Code: |
| 3. Shares: (number of shares corporation authorized to issue) | Number of shares with par value: 210,000,000 (see attache · Par value: $ .001 · Number of shares without par value: |
| 4. Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees) | 1. Name: Terry Hansen<br>Street Address: 2590 Junction Hwy Unit B · City: Kerrville · State: TX · Zip Code: 78028<br>2. Name:<br>Street Address: · City: · State: · Zip Code:<br>3. Name:<br>Street Address: · City: · State: · Zip Code: |
| 5. Purpose: (optional-see instructions) | The purpose of this Corporation shall be: to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes. |
| 6. Names, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator) | Name: Terry Hansen · Signature: [signature]<br>Address: 2590 Junction Hwy Unit B · City: Kerrville · State: TX · Zip Code: 78028 |
| 7. Certificate of Acceptance of Appointment of Resident Agent: | I hereby accept appointment as Resident Agent for the above named corporation.<br>National Registered Agents, Inc. of NV<br>By: Amy Purdy<br>Authorized Signature of R. A. or On Behalf of R. A. Company · Date: 6/22/2006 |

Amy Purdy, Assistant Secretary

*This form must be accompanied by appropriate fees.*

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

# Articles of Incorporation
(PURSUANT TO NRS 78)

Entity # E0479832006-6
Document Number 20060403967-67
Date Filed: 6/26/2006 10:15:39 AM
In the office of
Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:** TROPHY HUNTING UNLIMITED, INC.

2. **Resident Agent Name and Street Address:**
Name: National Registered Agents, Inc. of NV
Street Address: 1000 East William St., Suite 204 — City: Carson City — Nevada — Zip Code: 89701
Optional Mailing Address: — City: — State: — Zip Code:

3. **Shares:** (number of shares corporation authorized to issue)
Number of shares with par value: 210,000,000 (see attached) — Par value: $ .001 — Number of shares without par value:

4. **Names & Addresses of Board of Directors/Trustees:**
1. Name: Terry Hansen
Street Address: 2590 Junction Hwy Unit B — City: Kerrville — State: TX — Zip Code: 78028
2. Name:
Street Address: — City: — State: — Zip Code:
3. Name:
Street Address: — City: — State: — Zip Code:

5. **Purpose:** The purpose of this Corporation shall be: to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes.

6. **Names, Address and Signature of Incorporator:**
Name: Terry Hansen — Signature: [signature]
Address: 2590 Junction Hwy Unit B — City: Kerrville — State: TX — Zip Code: 78028

7. **Certificate of Acceptance of Appointment of Resident Agent:**
I hereby accept appointment as Resident Agent for the above named corporation.
National Registered Agents, Inc. of NV
By: Amy Purdy
Authorized Signature of R. A. or On Behalf of R. A. Company — Date: 6/21/2006
Amy Purdy, Assistant Secretary

*This form must be accompanied by appropriate fees.*

# ARTICLES OF INCORPORATION

# OF

# THORPHY HUNTING UNLIMITED, INC.

**(Continued)**

## ARTICLE EIGHTH

DURATION: This corporation shall exist perpetually unless sooner dissolved by law.

## ARTICLE NINTH

STOCK: The total number of shares of all classes which the corporation is authorized to have outstanding is Two Hundred Ten Million (210,000,000) shares of which stock Two Hundred Million (200,000,000) shares in the par value of $.001 each, amounting in the aggregate to Two Hundred Thousand Dollars ($200,000) shall be voting common stock and of which Ten Million (10,000,000) shares in the par value of $.001 each, amounting in the aggregate to Ten Thousand Dollars ($10,000), shall be preferred stock.

The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the authorized shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series and the qualifications, limitations or restrictions thereof. The authority of the board with respect to each series includes, but is not limited to, determination of the following:

(1) The number of shares constituting that series and the distinctive designation of that series;

(2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption rates;

(6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8) Any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination.

## ARTICLE TENTH

**PRE-EMPTIVE RIGHTS**: The stockholders shall have no pre-emptive rights to acquire additional shares of the corporation.

## ARTICLE ELEVENTH

**MANAGEMENT OF THE CORPORATION'S AFFAIRS.**

(a) The business and affairs of the corporation shall be managed under the direction of the Board of Directors. The number of directors constituting the entire Board of Directors shall be not less than one nor more than nine as fixed from time to time by vote of a majority of the entire board or directors, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board of Directors shall be one until otherwise fixed by a majority of the entire board or directors.

(b) Notwithstanding any other provisions in these Articles of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, in these Articles of Incorporation or the Bylaws of the corporation), any director or the entire Board of Directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

## ARTICLE TWELFTH

**AMENDMENT**: Except as otherwise provided in these Articles of Incorporation, the provisions of these Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the Bylaws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any Bylaw whether adopted by them or otherwise.

## ARTICLE THIRTEENTH

**LIMITATION OF DIRECTORS' LIABILITY**: To the fullest extent permitted by the laws of the State of Nevada now or hereafter in force, no director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this Article THIRTEENTH shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The provisions of this Article THIRTEENTH shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability of a director which has not been eliminated by the provisions of this Article THIRTEENTH.

## ARTICLE FOURTEENTH

INDEMNIFICATION: The corporation may indemnify an individual against liability incurred in a proceeding where the individual was made a party to a proceeding because the person is or was a director or officer and if: (1) the individual's conduct was in good faith; (2) the individual reasonably believed that the conduct was in, or not opposed to, the corporation's best interests; and (3) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.

The corporation will indemnify a director or officer who was successful, on the merits or otherwise, in defense of any proceeding, or in defense of any claim, issue, or matter in the proceeding, to which the individual was a party because the person is or was a director or officer of the corporation, against reasonable expenses incurred by the individual in connection with the proceeding or claim with respect to which the individual has been successful.

The corporation may not indemnify a director or officer in connection with: (1) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (2) the payment of distributions in violation of NRS 78.300.

## ARTICLE FIFTEENTH

CUMULATIVE VOTING: There shall be no cumulative voting.